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                                                                   EXHIBIT 10.92

REGULATORY AGREEMENT FOR                              U.S. Department of Housing
MULTIFAMILY HOUSING PROJECTS                          and Urban Development
             OFFICE OF HOUSING
             FEDERAL HOUSING COMMISSIONER

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Under Sections 207,220,221(d)(4), 231 and 232, Except Nonprofits

                          Project No. 121-22032-ALF/REF

Mortgagee: RED MORTGAGE CAPITAL, INC.

Amount of Mortgage Note: $11,369,500.00                  Date: December 12, 2000

Mortgage:      Recorded:      State: California     County: Contra Costa
Date: December 12, 2000
Concurrently Herewith    Book __ Page __


        Originally endorsed for insurance under Section 232 pursuant to Section 223(f) of the National Housing Act, as amended.

        This Agreement entered into this 12th day of December, 2000, between ARV VALLEY VIEW, L.P., a California limited partnership whose address is 245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626, their successors, heirs, and assigns (jointly and severally, hereinafter referred to as Owners) and the undersigned SECRETARY OF HOUSING AND URBAN DEVELOPMENT and his successors (hereinafter referred to as Secretary).

        In consideration of the endorsement for insurance by the Secretary of the above described note or in consideration of the consent of the Secretary to the transfer of the mortgaged property or the sale and conveyance of the mortgaged property by the Secretary, and in order to comply with the requirements of the National Housing Act, as amended, and the Regulations adopted by the Secretary pursuant thereto, Owners agree for themselves, their successors, heirs and assigns, that in connection with the mortgaged property and the project operated thereon and so long as the contract of mortgage insurance continues in effect, and during such further period of time as the Secretary shall be the owner, holder or reinsurer of the mortgage, or during any time the Secretary is obligated to insure a mortgage on the mortgage property:

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        1.      Owners, except as limited by paragraph 17 hereof, assume and agree to make promptly all payments due under the note and mortgage.

        2. (a) Owners shall establish or continue to maintain a reserve fund for replacements by the allocation to such reserve fund in a separate account with the mortgagee or in a safe and responsible depository designated by the mortgagee, concurrently with the beginning of payments towards amortization of the principal of the mortgage insured or held by the Secretary of an amount equal to $8,453.17 per month unless a different date or amount is approved in writing by the Secretary. Said monthly deposit consists of $4,978.84 for Realty and $3,496.83 for Non-Realty. In addition, the Owner has made an initial deposit to the fund of $235,728. Such fund, whether in the form of a cash deposit or invested in obligations of, or fully guaranteed as to principal by, the United States of America shall at all times be under the control of the mortgagee. Disbursements from such fund, whether for the purpose of effecting replacement of structural elements and mechanical equipment of the project or for any other purpose, may be made only after receiving the consent in writing of the Secretary. In the event that the owner is unable to make a mortgage note payment on the due date and that payment cannot be made prior to the due day of the next such installment or when the mortgagee has agreed to forgo making an election to assign the mortgage to the Secretary based on a monetary default, or to withdraw an election already made, the Secretary is authorized to instruct the mortgagee to withdraw funds from the reserve fund for replacements to be applied to the mortgage payment in order to prevent or cure the default. In addition, in the event of a default in the terms of the mortgage, pursuant to which the loan has been accelerated, the Secretary may apply or authorize the application of the balance in such fund to the amount due on the mortgage debt as accelerated.

                (b) Where Owners are acquiring a project already subject to an insured mortgage, the reserve fund for replacements to be established will be equal to the amount due to be in such fund under existing agreements or charter provisions at the time Owners acquire such project, and payments hereunder shall begin with the first payment due on the mortgage after acquisition, unless some other method of establishing and maintaining the fund is approved in writing by the Secretary.

        3. Real property covered by the mortgage and this agreement is described in Exhibit A attached hereto.

                (This paragraph 4 is not applicable to cases insured under Section 232).

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        5.     (a) If the mortgage is originally a Secretary-held purchase money mortgage, or is originally endorsed for insurance under any Section other than Sections 231 or 232 and is not designed primarily for occupancy by elderly persons, Owners shall not in selecting tenants discriminate against any person or persons by reason of the fact that there are children in the family.

               (b) If the mortgage is originally endorsed for insurance under
               Section 221, Owners shall in selecting tenants give to displaced persons or families an absolute preference or priority of occupancy which shall be accomplished as follows:

                        (1) For a period of sixty (60) days from the date of original offering, unless a shorter period of time is approved in writing by the Secretary, all units shall be held for such preferred applicants, after which time any remaining unrented units may be rented to non-preferred applicants;

                        (2) Thereafter, and on a continuing basis, such preferred applicants shall be given preference over non-preferred applicants in their placement on a waiting list to be maintained by the Owners; and

                        (3) Through such further provisions agreed to in writing by the parties.

                (c) Without the prior written approval of the Secretary not more than 25% of the number of units in a project insured under
                Section 231 shall be occupied by persons other than elderly persons.

                (d) All advertising or efforts to rent a project insured under
                Section 231 shall reflect a bona fide effort of the Owners to obtain occupancy by elderly persons.

        6.      Owners shall not without the prior written approval of the
                Secretary:

                (a) Convey, transfer, or encumber any of the mortgaged property, or permit the conveyance, transfer or encumbrance of such property.

                (b) Assign, transfer, dispose of, or encumber any personal property of the project, including rents, or pay out any funds except from surplus cash, except for reasonable operating expenses and necessary repairs.

                (c) Convey, assign, or transfer any beneficial interest in any trust holding title to the property, or the interest of any general partner in a partnership owning the property, or any right to manage or receive the rents and profits from the mortgaged property.

                (d) Remodel, add to, reconstruct, or demolish any part of the mortgaged property or subtract from any real or personal property of the project.

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                (e) Make, or receive and retain, any distribution of assets or any income of any kind of the project except surplus cash and except on the following conditions:

                        (1) All distributions shall be made only as of and after the end of a semiannual or annual fiscal period, and only as permitted by the law of the applicable jurisdiction;

                        (2) No distribution shall be made from borrowed funds, prior to the completion of the project or when there is any default under this Agreement or under the note or mortgage;

                        (3) Any distribution of any funds of the project, which the party receiving such funds is not entitled to retain hereunder, shall be held in trust separate and apart from any other funds; and

                        (4) There shall have been compliance with all outstanding notices of requirements for proper maintenance of the project.

                (f) Engage, except for natural persons, in any other business or activity, including the operation of any other rental project, or incur any liability or obligation not in connection with the project.

                (g) Require, as a condition of the occupancy or leasing of any unit in the project, any consideration or deposit other than the prepayment of the first month's rent plus a security deposit in an amount not in excess of one month's rent to guarantee the performance of the covenants of the lease. Any funds collected as security deposits shall be kept separate and apart from all other funds of the project in a trust account the amount of which shall at all times equal or exceed the aggregate of all outstanding obligations under said account.

                (h) Permit the use of the dwelling accommodations or nursing facilities of the project for any purpose except the use which was originally intended, or permit commercial use greater than that originally approved by the Secretary.

        7. Owners shall maintain the mortgaged premises, accommodations and the grounds and equipment appurtenant thereto, in good repair and condition. In the event all or any of the buildings covered by the mortgage shall be destroyed or damaged by fire or other casualty, the money derived from any insurance on the property shall be applied in accordance with the terms of the mortgage.

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        8.      Owners shall not file any petition in bankruptcy or for a
                receiver or in insolvency or for reorganization or composition, or make any assignment for the benefit of creditors or to a trustee for creditors, or permit an adjudication in bankruptcy or the taking possession of the mortgaged property or any part thereof by a receiver or the seizure and sale of the mortgaged property or any part hereof under judicial process or pursuant to any power of sale, and fail to have such adverse actions set aside within forty-five (45) days.

        9. (a) Any management contract entered into by Owners or any of them involving the project shall contain a provision that, in the event of default hereunder, it shall be subject to termination without penalty upon written request by the Secretary. Upon such request Owners shall immediately arrange to terminate the contract within a period of not more than thirty
                (30) days and shall make arrangements satisfactory to the Secretary for continuing proper management of the project.

                (b) Payment for services, supplies, or materials shall not exceed the amount ordinarily paid for such services, supplies, or materials in the area where the services are rendered or the supplies or materials furnished.

                (c) The mortgaged property, equipment, buildings, plans, offices, apparatus, devices, books, contracts, records, documents, and other papers relating thereto shall at all times be maintained in reasonable condition for proper audit and subject to examination and inspection at any reasonable time by the Secretary or his duly authorized agents. Owners shall keep copies of all written contracts or other instruments which affect the mortgaged property, all or any of which may be subject to inspection and examination by the Secretary or his duly authorized agents.

                (d) The books and accounts of the operations of the mortgaged property and of the project shall be kept in accordance with the requirements of the Secretary.

                (e) Within sixty (60) days following the end of each fiscal year the Secretary shall be furnished with a complete annual financial report based upon an examination of the books and records of mortgagor prepared in accordance with the requirements of the Secretary, prepared and certified to by an officer or responsible Owner and, when required by the Secretary, prepared and certified by a Certified Public Accountant, or other person acceptable to the Secretary.